Exhibit (h)(6)

NORTHERN INSTITUTIONAL FUNDS

SERVICE PLAN FOR THE SERVICE CLASS, THE PREMIER CLASS AND THE

ADMIN CLASS

WHEREAS, Northern Institutional Funds (the “Trust”) engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, each of the Trust’s money market investment portfolios (the “Portfolios”) are divided into separate classes of shares: (i) the Shares, the Service Shares and the Premier Shares for U.S. Government Portfolio; (ii) the Shares, the Service Shares, the Premier Shares, Siebert Williams Shank Shares, and Admin Shares for U.S. Government Select Portfolio and Treasury Portfolio; (iii) the Shares, the Service Shares, the Premier Shares, Siebert Williams Shank Shares, Admin Shares, and Digital Enabled Shares for Treasury Instruments Portfolio; and (iv) the Shares and the Premier Shares for Stablecoin Cash Reserves Portfolio;

WHEREAS, the Trust, on behalf of the Service Shares, the Premier Shares, and the Admin Shares of each Portfolio, desires to adopt a Service Plan and the Board of Trustees of the Trust has determined that there is a reasonable likelihood that adoption of this Service Plan (the “Plan”) will benefit the Trust and its shareholders; and

WHEREAS, institutions (including The Northern Trust Company (“Northern Trust”)) may act directly or indirectly as nominees and recordholders of the Service Shares, the Premier Shares, and the Admin Shares of the Portfolios for their respective customers who are or may become beneficial owners of such shares (the “Customers”), provide service to other institutions intended to facilitate or improve such other institutions’ services to their Customers and/or perform certain account administration and shareholder liaison services with respect to their Customers pursuant to agreements under the Plan (the “Agreements”).

NOW, THEREFORE, the Trust, on behalf of the Service Shares, the Premier Shares, and the Admin Shares of each Portfolio, hereby adopts this Plan on the following terms and conditions:

1.   (a)   The Trust, on behalf of the Service Shares, the Premier Shares, and Admin Shares of each Portfolio, is authorized to pay to Northern a monthly or quarterly service fee in respect of (i) administrative support services performed and expenses incurred in connection with such Portfolio’s Service Shares, Premier Shares, and Admin Shares and (ii) personal and account maintenance services performed and expenses incurred in connection with such Portfolio’s Premier Shares and Admin Shares as set forth below. The fee paid for such services (the “Service Fee”) during any one year shall be based on the services provided and shall not exceed (i) 0.00% of the average daily net asset value of the Service Shares or Premier Shares of each Portfolio, other than the Treasury Portfolio and Treasury Instruments Portfolio; (ii) 0.00% of the average daily net asset value of the Service Shares of the Treasury Portfolio and Treasury Instruments Portfolio; (iii) 0.05% of the average daily net asset value of the Premier Shares of the Treasury Portfolio, Treasury Instruments Portfolio, and Stablecoin Cash Reserves Portfolio for such period; and (iv) 0.10% of the average daily net asset value of the Admin Shares of the U.S. Government Select Portfolio, Treasury Portfolio, and Treasury Instruments Portfolio. Northern Trust Investments, Inc. (“Northern”) shall determine the amount of the Service Fee to be paid to one or more brokers, dealers, other financial institutions or other industry professionals (collectively, “Service Agents”) and the basis on which such payments will be made. Payments to a Service Agent will be subject to compliance by the Service Agent with the terms of the related Plan agreement entered into by the Service Agent. The Service Fees payable pursuant to this Plan shall not pertain to services or expenses which are primarily intended to result in the sale of Service Shares, Premier Shares, or Admin Shares.

(b)  Payments of the Service Fee with respect to Service Shares and Premier Shares shall be used to compensate or reimburse Northern Trust and, with respect to Service Shares, Premier Shares, and Admin Shares, shall be used to compensate or reimburse the Service Agents for administrative support services and expenses, which may include one or more of the following, without limitation: (i) acting or arranging for another party to act, as recordholder and nominee of Service Shares, Premier Shares, and Admin Shares of a Portfolio beneficially owned by Customers; (ii) establishing and maintaining individual accounts and records with respect to Service Shares, Premier Shares, and Admin Shares of a Portfolio owned by Customers; (iii) processing and issuing confirmations concerning Customer orders to purchase, redeem and exchange Service Shares, Premier Shares, and Admin Shares of a Portfolio; (iv) receiving and transmitting funds representing the purchase price or redemption proceeds of Service Shares, Premier Shares, and Admin Shares of a Portfolio; (v) processing dividend payments and reinvestments on behalf of Customers; (vi) forwarding shareholder communications from the Trust (such as proxy statements and proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices or statements); (vii) providing such statistical and other information as may be reasonably requested by the Trust or necessary for the Trust to comply with applicable federal or state law; (viii) facilitating the inclusion of a Portfolio in investment, retirement, asset allocation, cash management or sweep accounts or similar programs or services offered to their Customers or to Customers of other Service Agents, including, for example, (a) monitoring Customer eligibility to invest in a Portfolio, (b) calculating excess uninvested cash to automatically invest (“sweep”) such cash balances on an overnight basis into a Portfolio, and (c) monitoring and communicating to the Trust or its agents cash flows with portfolio management of a Portfolio; (ix) facilitating electronic or computer trading and/or processing in a Portfolio to their Customers or to Customers of other Service Agents; and (x) performing any other similar administrative support services.

(c)  Payments of the Service Fee with respect to the Premier Shares shall also be used to compensate or reimburse Northern Trust and, with respect to Premier Shares and Admin Shares, shall also be used to compensate or reimburse the Service Agents for personal and account maintenance services and expenses, which may include one or more of the following, without limitation: (i) providing facilities to answer inquiries and respond to correspondence with Customers and other investors about the status of their accounts or about other aspects of the Trust or the applicable Portfolio; (ii) assisting Customers in completing application forms, selecting dividend and other account options and opening custody accounts with the Service Agents; (iii) providing services to Customers intended to facilitate, or improve their understanding of the benefits and risks of, a Portfolio to Customers, including asset allocation and other similar services; (iv) acting as liaison between Customers and the Trust, including obtaining information from the Trust and assisting the Trust in correcting errors and resolving problems; and (v) performing any similar personal and account maintenance services.

2.  This Plan shall not take effect as to any Portfolio until the Plan, together with any related agreements, has been approved for such Portfolio by votes of a majority of both (a) the Board of Trustees of the Trust and (b) those Trustees of the Trust who are not “interested persons” of the Trust and who have no direct or indirect financial interest in the operation of the Plan or any agreements related to it (the “non-interested Trustees”) cast in person at a meeting (or meetings) called for the purpose of voting on the Plan and such related agreements.

3.  This Plan, as amended, shall remain in effect until December 1, 2016 and shall continue in effect thereafter so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 2.

4.  The Trust’s Board of Trustees shall receive, and the Trustees shall review, at least quarterly, a written report on the Service Fees paid by the Service Shares, Premier Shares and Admin Shares of the Portfolios and the purposes for which those expenditures were made.

5.  Northern shall monitor the services provided under the Plan and each Agreement to ensure that: (1) the services contracted for are being performed by the intermediaries; (2) no distribution services are being paid for under the Plan or any Agreement; and (3) intermediary invoices are accurate and correctly processed. The foregoing shall be supervised and overseen by the Trust’s chief compliance officer. If the Service Organization is also providing services primarily intended to result in the sale of Portfolio shares, such services and fees related thereto will be subject to a separate agreement between the Service Agents and Northern, as the Portfolios may not pay any distribution fees from their assets.

6.  This Plan may be terminated as to the Service Shares, the Premier Shares, and the Admin Shares of any Portfolio at any time by vote of a majority of the non-interested Trustees.

7.  This Plan may not be amended to increase materially the amount of compensation payable pursuant to paragraph 1 hereof unless such amendment is approved in the manner provided for initial approval in paragraph 2 hereof. No material amendment to the Plan shall be made unless approved in the manner provided in paragraph 2 hereof.

8.  The Trust shall preserve copies of this Plan, and any related agreements and all reports made pursuant to paragraph 4 hereof, for a period of not less than six years from the date of the Plan, any such agreement or any such report, as the case may be, the first two years in an easily accessible place.

Adopted:   January 27, 1998

Amended:  February 2, 2001; February 13, 2004; November 19, 2015; November 14, 2019; June 11, 2024; February 19, 2026; [August 20, 2026]

FORM OF SERVICING AGREEMENT FOR

NORTHERN INSTITUTIONAL FUNDS

SERVICE SHARES

The Trust is an open-end management investment company that includes various money market investment portfolios (the “Portfolios”). Shares of each Portfolio are divided into separate classes, including the Service Shares.

You are a bank, a trust company or other financial institution (the “Service Agent”) with customers who are or may become the beneficial owners of Service Shares of one or more Portfolios (the “Customers”). You are willing to perform certain services with respect to the Customers investing in Service Shares of one or more Portfolios. In addition, you may wish to offer to your Customers an automated cash management sweep program (hereinafter the “Program”) under which funds in the Customers’ accounts over a specified minimum amount will be “swept” (i.e., automatically transmitted) on a daily basis into Service Shares of one or more Portfolios. Accordingly, the Service Agent and The Northern Trust Company (“Northern”) agree as follows:

1.  With respect to Customers who beneficially own Service Shares, the Service Agent hereby agrees to perform the following administrative support services: (a) establish and maintain individual accounts and records with respect to Service Shares owned by each Customer; (b) process and issue confirmations concerning Customer orders to purchase, redeem and exchange shares promptly and in accordance with the then-effective prospectus for Service Shares; (c) receive and transmit funds representing the purchase price or redemption proceeds of Service Shares; (d) process dividend payments on behalf of Customers; (e) forward to Customers shareholder communications from the Trust (such as proxy statements and proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices); and (f) provide such statistical and other information as may be reasonably requested by the Trust or necessary for the Trust to comply with applicable federal or state laws.

2.1  The Service Agent may establish a Program for its Customers upon such terms and conditions (including the types of accounts eligible to participate in such a Program; the minimum account balances over which funds in such accounts will be swept into Service Shares; the minimum excess balances in such accounts, if any, which will be swept; and the frequency of sweeps of excess account balances) as the Service Agent shall determine. No Customer account shall be permitted to participate in the Program except upon the execution by the Customer of (a) an account opening agreement, (b) authorization for the Service Agent to effect the sweep of funds in such accounts in accordance with the terms of the Program, and (c) all necessary Trust account application forms.

2.2  The Service Agent will be responsible for providing all electronic data processing facilities as shall be necessary to establish and operate the Program, and for the proper transmission of funds and appropriate instructions to the Trust. The procedures for the purchase and redemption of Service Shares, including all relevant time and notification requirements, specified in the then-effective prospectus of the Service Shares, shall govern the purchase and redemption of Service Shares for the accounts of Service Agent Customers under this Agreement, including the purchase and redemption of Service Shares pursuant to the Program. The Service Agent will cooperate with, and provide information about its services under their Agreement reasonably requested by the Trust’s chief compliance officer.

2.3  The Service Agent will have exclusive responsibility for establishing and operating the Program for its Customers. The Trust’s responsibilities with respect to the Program shall be limited to the proper handling of “swept” funds properly transmitted by the Service Agent, and the proper implementation of Customer and Service Agent share purchase and redemption instructions. The Service Agent agrees that the Trust and its agents shall have no responsibility or liability to review any purchase or redemption request which is presented by the Service Agent to determine whether such request is genuine or authorized by the Customer of the Service Agent. The Trust and its agents shall be entitled to rely conclusively on any purchase or redemption request communicated by the Service Agent, and shall have no liability whatsoever for any losses, claims or damages to or against the Service Agent or any Customer resulting from a failure of the Service Agent to transmit any such request, or from any errors contained in any request.

3.  The Service Agent shall furnish such office space, equipment, facilities, computer hardware and software, and personnel as is necessary to perform its duties hereunder. The Service Agent shall bear all costs incurred by it in performing such duties.

4.  For the services provided and the expenses incurred by the Service Agent hereunder, Northern on behalf of each Portfolio will not pay to the Service Agent any fee based on the average daily net asset value of the Service Shares of such Portfolio which are owned beneficially by Customers through the Service Agent during such period.

5.1  In effecting the purchase or redemption of Service Shares in accordance with the provisions of the Program or otherwise, the Service Agent represents as follows: (a) it shall act solely as agent or fiduciary for the account of its Customer; (b) each purchase or redemption of Service Shares on behalf of its Customer shall be initiated solely upon the instruction and order of the Customer or pursuant to the Service Agent’s proper exercise of investment discretion; and (c) the Customer will have full beneficial ownership of any Service Shares purchased upon its authorization and order. Under no circumstances will the Service Agent make any oral or written representations to the contrary.

5.2  In performing its duties hereunder, the Service Agent will act in conformity with the then-effective prospectuses and statements of additional information of the Service Shares for the Portfolios, the Investment Company Act of 1940 (the “1940 Act”) and all other applicable federal and state banking, securities and other laws, regulations and rulings and the constitution, by-laws, and rules of any applicable self-regulatory organization. The Service Agent will assume sole responsibility for its compliance with applicable federal and state laws and regulations, and shall rely exclusively upon its own determination, or that of its legal advisers, that the performance of its duties hereunder complies with such laws and regulations. Under no circumstances shall the Trust, Northern or any of their affiliates be held responsible or liable in any respect for any statements or representations made by them or their legal advisers to the Service Agent or any Customer of the Service Agent concerning the applicability of any federal or state laws or regulations to the activities described herein. The Service Agent shall perform its duties hereunder in a manner consistent with the customs and practices of other financial institutions that provide similar services.

5.3   Representations and Warranties. The Service Agent represents and warrants that:

(a)

it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and that its execution of this Agreement and provision of services hereunder has been duly authorized and will not violate (i) its charter documents or by-laws, (ii) any laws, rules or regulations, or (iii) any other agreement to which it is a party;

(b)	it will not engage in activities pursuant to this Agreement which constitute acting as a broker or dealer under state law unless it has obtained the licenses required by such law;

(c)

it will keep confidential any information acquired as a result of this Agreement regarding the business and affairs of the Trust and Northern, which requirements shall survive the term of this Agreement;

(d)

it has adequate policies and procedures in place to prevent violations of law (including rules 22c-1 and 22c-2 under the 1940 Act) and the requirements of the Trust’s then effective prospectuses and statements of additional information related to timely order-taking and market timing activity. If shares of the Portfolios will be held via an omnibus account, the Service Agent represents that it will be responsible for the collection and payment to the Trust of any redemption fees, based upon the terms outlined in the Trust’s then effective prospectuses and statements of additional information, subject to any exclusions provided therein and

(e)

its Customers who own shares of one or more of the Portfolios will be “U.S. persons” and any offering or other solicitation activities in which it engages will be conducted solely within the “United States,” in each case as defined in Rule 902 promulgated under the Securities Act of 1933, as amended (the “1933 Act”), and it will receive and maintain duly executed and completed Internal Revenue Service Form W-9’s for each Customer and will update such Form W-9’s as may be required by law.

5.4   With respect to the purchase, redemption or exchange of Service Shares for Customer accounts with respect to which the Service Agent is a fiduciary under state or federal trust or comparable fiduciary requirements, or, in the case of any such accounts which are subject to the Employee Retirement Income Security Act of 1974, as amended, the Service Agent is a fiduciary or party in interest, the Service Agent represents that the purchase, redemption or exchange of Service Shares, and the Service Agent’s receipt of the relevant fee described in paragraph 4 hereof, is permissible under all such applicable requirements and complies with any restrictions, limitations or procedures under such requirements.

5.5  The Service Agent agrees to comply with applicable laws, regulations, orders and self-regulatory organization rules and guidance governing the detection, prevention and reporting of money laundering and terrorist financing activities, including, but not limited to: (1) provisions of the USA PATRIOT Act of 2001 and regulations and orders thereunder; (2) provisions of the Bank Secrecy Act and regulations thereunder; (3) relevant rules and regulations promulgated by the Office of Foreign Assets Control; (4) relevant rules and guidance of the Financial Industry Regulatory Authority, Inc.; and (5) all recordkeeping, reporting and auditing requirements of these laws, regulations, rules and orders.

5.6  Shareholder Information (Rule 22c-2)

(a)  Agreement to Provide Information. With respect to any accounts with the Trust maintained by the Service Agent, the Service Agent agrees to provide to the Trust, upon the Trust’s written request or the written request of the Trust’s designated agent (“agent”) (or the Trust’s or its agent’s authorized affiliates), the Taxpayer Identification Number (“TIN”), Individual/International Taxpayer Identification Number (“ITIN”) or other government-issued identifier (“GII”), if known, of any or all holders of shares of the Portfolios (“Shareholders”) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholders) or account (if known), and the amount, date, transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of shares held through the account during the period covered by the request.

(i)  Period Covered by Request. Requests will set forth a specific period for which transaction information is sought, which generally will not exceed ninety (90) days (or any three (3) month period, as applicable) of transaction information. The Trust or its agent may request transaction information older than ninety (90) days from the date of the request as it deems necessary to investigate compliance with policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Trust.

(ii)  Form and Timing of Response. The Service Agent agrees to provide, promptly upon the request of the Trust or its agent, the requested information specified in paragraph 5.6. If requested by the Trust or its agent, the Service Agent agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in paragraph 5.6(a) is itself a financial intermediary (“Indirect Intermediary”) and, upon further request of the Trust or its agent, promptly either (x) provide (or arrange to have provided) the information set forth herein for those Shareholders who hold an account with an Indirect Intermediary or (y) restrict or prohibit the Indirect Intermediary from purchasing, in nominee name on behalf of other persons, shares issued by the Trust. The Service Agent additionally agrees to inform the Trust or its agent whether it plans to perform the duties set forth in sub-paragraphs (x) or (y) of this paragraph. Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Trust should be consistent with the NSCC Standardized Data Reporting Format or another industry standardized data reporting format.

(iii)  Limitations on Use of Information. The Trust agrees, on its own behalf and on behalf of its affiliates, not to use the information received pursuant to paragraph 5.6(a) for marketing or any other similar purpose without the Service Agent’s prior written consent.

(b)  Agreement to Restrict Trading. The Service Agent agrees to execute written instructions from the Trust or its agent to restrict or prohibit further purchases or exchanges of shares by a Shareholder that has been identified by the Trust or its agent as having engaged in transactions in shares (directly or indirectly through an account with the Service Agent) that violate policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Trust.

(i)  Form of Instructions. Instructions to restrict trading must include the Shareholder(s)’ TIN, ITIN or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

(ii)  Timing of Response. The Service Agent agrees to execute instructions as soon as reasonably practicable, but not later than five (5) business days after its receipt of the instructions by the Service Organization.

(iii)  Confirmation. The Service Agent agrees to provide written confirmation to the Trust or its agent that instructions have been executed. The Service Agent agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

6.1  This Agreement shall become effective on the date hereof and, unless sooner terminated, shall continue in effect until the December 1 of the next year following the year in which this Agreement becomes effective, and thereafter shall continue automatically for successive annual periods ending on December 1, provided that it is approved annually by a vote of a majority of the Trustees of the Trust, including a majority of those Trustees who are not “interested persons” of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of the Service Plan for the Service Class and the Premier Class, this Agreement or any related agreements (the “Independent Trustees”) cast in person at a meeting called for the purpose of voting on this Agreement. This Agreement may be terminated at any time, without penalty, by Northern (including by vote of a majority of the Independent Trustees) or by Service Agent upon notice to the other party. All material amendments to this Agreement must be in writing and must be approved by the Independent Trustees in the manner described above for continuing this Agreement.

6.2  The Service Agent agrees to indemnify Northern and the Trust and each person who controls (as defined in Section 2(a)(9) of the 1940 Act) the Trust from and against any losses, claims, damages, expenses (including fees and expenses of counsel) or liabilities (“Damages”) to which Northern, the Trust or such person may become subject in so far as such

Damages arise out of the failure of the Service Agent or its employees, agents or Customers to comply with the Service Agent’s obligations under this Agreement. Notwithstanding the foregoing, neither Northern nor the Trust shall be entitled to be indemnified for Damages arising out of its or its agent’s or employee’s gross negligence. The foregoing indemnity agreement shall be in addition to any liability the Service Agent may otherwise have.

7.  The Service Agent shall be deemed to be an independent contractor and not an agent of Northern or the Trust for all purposes hereunder and shall have no authority to act for or represent Northern or the Trust. In addition, no officer or employee of the Service Agent shall be deemed to be an employee or agent of the Trust or Northern, nor will be subject, in any respect, to the supervision of Northern or any affiliate thereof. Neither the Service Agent nor any of its officers, employees or agents are authorized to make any representations concerning the Trust or Service Shares except those contained in the Trust’s then-current prospectuses and statements of additional information for Service Shares or in such supplemental literature or advertising as may be authorized by the Trust. The fees payable to the Service Agent pursuant to this Agreement shall not pertain to services or expenses which are primarily intended to result in the sale of Service Shares.

8.  This Agreement has been approved by vote of a majority of (i) the Board of Trustees and (ii) the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval.

9.  The Declaration of Trust establishing Northern Institutional Funds, dated July 1, 1997, together with all amendments thereto (the “Declaration”), is on file with the Trust. The name “Northern Institutional Funds” refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and the obligations of the Trust or a Portfolio or class thereof are not binding upon any of the Trustees, officers or shareholders individually, but bind only the Trust Property of the applicable Portfolio or class thereof. Only the Service Shares of a particular Portfolio shall be responsible for the fees payable hereunder with respect to such Shares.

10.  If any provision of this Agreement shall be held or made invalid by a decision in a judicial or administrative proceeding, statute, rule or otherwise, the enforceability of the remainder of this Agreement will not be impaired thereby. This Agreement shall be governed by the laws of Illinois (except with respect to paragraph 9, which will be governed by the laws of Delaware) and shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to the undersigned at Northern Trust Investments, Inc., 50 South LaSalle, Chicago, IL 60675.

Very truly yours,

NORTHERN TRUST INVESTMENTS, INC.

Date: ______________________	By:
Authorized Officer

Accepted and Agreed to:

(Name of Service Agent)

Date: ______________________	By:
Authorized Officer

Address:

FORM OF SERVICING AGREEMENT FOR

NORTHERN INSTITUTIONAL FUNDS

PREMIER SHARES

Northern Institutional Funds (the “Trust”) is an open-end management investment company that includes various money market investment portfolios, including the portfolios listed in Schedule A (each a “Portfolio”). Shares of each Portfolio are divided into separate classes, including the Premier Shares.

You are a bank, a trust company or other financial institution (the “Service Agent”) with customers who are or may become the beneficial owners of Premier Shares of each Portfolio (the “Customers”). The Service Agent is willing to perform certain services with respect to the Customers investing in the Premier Shares of each Portfolio. The Premier Shares of each Portfolio will be offered to the Service Agent’s Customers via an automated cash management sweep program (hereinafter the “Program”) under which funds in the Customers’ accounts will be “swept” (i.e., automatically transmitted) on a daily basis into the Premier Shares of each Portfolio. Accordingly, the Service Agent and Northern Trust Investments, Inc. (“Northern”) agree as follows:

1.  With respect to the Customers, the Service Agent hereby agrees to perform the following administrative support services: (a) establish and maintain individual accounts and records with respect to Premier Shares owned by each Customer; (b) monitor Customer eligibility to invest in each Portfolio; (c) on a daily basis calculate excess uninvested cash to automatically invest (“sweep”) such cash balances on an overnight basis into the Premier Shares of each Portfolio; (d) on a daily basis monitor and communicate to the Trust or its agents cash flows with portfolio management of each Portfolio; (e) receive and transmit funds representing the purchase price or redemption proceeds of Premier Shares; (f) process dividend payments and reinvestments to Customer accounts; (g) forward to Customers shareholder communications from the Trust (such as proxy statements and proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices or statements); and (h) compute and provide such statistical and other information as may be reasonably requested by the Trust or necessary for the Trust to comply with applicable federal or state laws. With respect to Customers who beneficially own Premier Shares, the Service Agent hereby agrees to perform the following personal and account maintenance services: (a) provide facilities to answer inquiries and respond to correspondence with Customers and other investors about the status of their accounts or about other aspects of the Trust or each Portfolio; (b) as necessary, assist Customers in completing application forms, selecting account options and opening custody accounts with the Service Agent; (c) act as liaison between Customers and the Trust, including obtaining information from the Trust and assisting the Trust in correcting errors and resolving problems; and (d) perform any similar personal and account maintenance services.

2.1  In regards to the Program for its Customers, the Service Agent may establish such terms and conditions (including the types of accounts eligible to participate in such a Program; the minimum account balances over which funds in such accounts will be swept into Premier Shares; the minimum excess balances in such accounts, if any, which will be swept; and the frequency of sweeps of excess account balances) as the Service Agent shall determine. No Customer account shall be permitted to participate in the Program except upon the execution by the Customer of any documents required by the Service Agent, including but not limited to (a) an agreement, (b) authorization for the Service Agent to effect the sweep of funds in such accounts in accordance with the terms of the Program, and (c) all necessary Trust account application forms, if any.

2.2  The Service Agent will be responsible for providing all electronic data processing facilities as shall be necessary to establish and operate the Program, and for the proper transmission of funds and appropriate instructions to the Trust. The procedures for the purchase and redemption of Premier Shares, including all relevant time and notification requirements, specified in the then-effective prospectus of the Premier Shares, shall govern the purchase and redemption of Premier Shares for the accounts of Service Agent Customers under this Agreement, including the purchase and redemption of Premier Shares pursuant to the Program. The Service Agent will cooperate with, and provide information about its services under their Agreement reasonably requested by the Trust’s chief compliance officer.

2.3  The Service Agent will have exclusive responsibility for establishing and operating the Program for its Customers. The Trust’s responsibilities with respect to the Program shall be limited to the proper handling of “swept” funds properly transmitted by the Service Agent, and the proper implementation of Customer and Service Agent share purchase and redemption instructions. The Service Agent agrees that the Trust and its agents shall have no responsibility or liability to review any purchase or redemption request which is presented by the Service Agent to determine whether such request is genuine or authorized by the Customer of the Service Agent. The Trust and its agents shall be entitled to rely conclusively on any purchase or redemption request communicated by the Service Agent, and shall have no liability whatsoever for any losses, claims or damages to or against the Service Agent or any Customer resulting from a failure of the Service Agent to transmit any such request, or from any errors contained in any request.

3.  The Service Agent shall furnish such office space, equipment, facilities, computer hardware and software, and personnel as is necessary to perform its duties hereunder. The Service Agent shall bear all costs incurred by it in performing such duties.

4.  For the services provided and the expenses incurred by the Service Agent hereunder, Northern on behalf of each Portfolio will pay to the Service Agent a quarterly fee equal on an annual basis to 0.05% of the average daily net asset value of the Premier Shares of each Portfolio which are owned beneficially by Customers through the Service Agent during such period. Of these fees, no more than half of the fee payable with respect to Premier Shares will be for personal and account maintenance services and expenses. If the total fees to be accrued by each Portfolio on any day with respect to Premier Shares of each Portfolio exceed the net income, exclusive of such fees, to be accrued by each Portfolio on Premier Shares, the fee payable to the Service Agent with respect to each Portfolio on such day will be reduced by an amount equal to the Service Agent’s proportionate share of such excess with respect to Premier Shares, in order to avoid adversely affecting the net asset value per share of such class.

5.1  In effecting the purchase or redemption of Premier Shares in accordance with the provisions of the Program or otherwise, the Service Agent represents as follows: (a) it shall act solely as agent or fiduciary for the account of its Customer; (b) each purchase or redemption of Premier Shares on behalf of its Customer shall be initiated solely upon the instruction and order of the Customer or pursuant to the Service Agent’s proper exercise of investment discretion; and (c) the Customer will have full beneficial ownership of any Premier Shares purchased upon its authorization and order. Under no circumstances will the Service Agent make any oral or written representations to the contrary.

5.2  In performing its duties hereunder, the Service Agent will act in conformity with the then-effective prospectuses and statements of additional information of the Premier Shares for each Portfolio, the Investment Company Act of 1940 (the “1940 Act”) and all other applicable federal and state banking, securities and other laws, regulations and rulings and the constitution, by-laws, and rules of any applicable self-regulatory organization. The Service Agent will assume sole responsibility for its compliance with applicable federal and state laws and regulations, and shall rely exclusively upon its own determination, or that of its legal advisers, that the performance of its duties hereunder complies with such laws and regulations. Under no circumstances shall the Trust, Northern or any of their affiliates be held responsible or liable in any respect for any statements or representations made by them or their legal advisers to the Service Agent or any Customer of the Service Agent concerning the applicability of any federal or state laws or regulations to the activities described herein. The Service Agent shall perform its duties hereunder in a manner consistent with the customs and practices of other financial institutions that provide similar services.

5.3   Representations and Warranties. The Service Agent represents and warrants that:

(a)

it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and that its execution of this Agreement and provision of services hereunder has been duly authorized and will not violate (i) its charter documents or by-laws, (ii) any laws, rules or regulations, or (iii) any other agreement to which it is a party;

(b)	it will not engage in activities pursuant to this Agreement which constitute acting as a broker or dealer under state law unless it has obtained the licenses required by such law; and

(c)

it will keep confidential any information acquired as a result of this Agreement regarding the business and affairs of the Trust and Northern, which requirements shall survive the term of this Agreement;

(d)

it has adequate policies and procedures in place to prevent violations of law (including rule 22c-1 under the 1940 Act) and the requirements of the Trust’s then effective prospectuses and statements of additional information related to timely order-taking and market timing activity. If shares of each Portfolio will be held via an omnibus account, the Service Agent represents that it will be responsible for the collection and payment to the Trust of any redemption fees, based upon the terms outlined in the Trust’s then effective prospectuses and statements of additional information, subject to any exclusions provided therein; and

(e)

its Customers who own shares of one or more of each Portfolio will be “U.S. persons” and any offering or other solicitation activities in which it engages will be conducted solely within the “United States,” in each case as defined in Rule 902 promulgated under the Securities Act of 1933, as amended (the “1933 Act”), and it will receive and maintain duly executed and completed Internal Revenue Service Form W-9’s for each Customer and will update such Form W-9’s as may be required by law.

5.4  With respect to the purchase, redemption or exchange of Premier Shares for Customer accounts with respect to which the Service Agent is a fiduciary under state or federal trust or comparable fiduciary requirements, or, in the case of any such accounts which are subject to the Employee Retirement Income Security Act of 1974, as amended, the Service Agent is a fiduciary or party in interest, the Service Agent represents that the purchase, redemption or exchange of Premier Shares, and the Service Agent’s receipt of the relevant fee described in paragraph 4 hereof, is permissible under all such applicable requirements and complies with any restrictions, limitations or procedures under such requirements.

5.5  The Service Agent agrees to comply with applicable laws, regulations, orders and self-regulatory organization rules and guidance governing the detection, prevention and reporting of money laundering and terrorist financing activities, including, but not limited to: (1) provisions of the USA PATRIOT Act of 2001 and regulations and orders thereunder; (2) provisions of the Bank Secrecy Act and regulations thereunder; (3) relevant rules and regulations promulgated by the Office of Foreign Assets Control; (4) relevant rules and guidance of the Financial Industry Regulatory Authority, Inc.; and (5) all recordkeeping, reporting and auditing requirements of these laws, regulations, rules and orders.

6.1  This Agreement shall become effective on the date hereof and, unless sooner terminated, shall continue in effect until the December 1 of the next year following the year in which this Agreement becomes effective, and thereafter shall continue automatically for successive annual periods ending on December 1, provided that it is approved annually by a vote of a majority of the Trustees of the Trust, including a majority of those Trustees who are not “interested persons” of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of the Service Plan for the Service Class and the Premier Class, this Agreement or any related agreements (the “Independent Trustees”) cast in person at a meeting called for the purpose of voting on this Agreement. This Agreement may be terminated at any time, without penalty, by Northern (including by vote of a majority of the Independent Trustees) or by Service Agent upon notice to the other party. All material amendments to this Agreement must be in writing and must be approved by the Independent Trustees in the manner described above for continuing this Agreement. Any notice furnished hereunder shall be in writing and shall be mailed or delivered to the other party at its address set forth below.

6.2  The Service Agent agrees to indemnify Northern and the Trust and each person who controls (as defined in Section 2(a)(9) of the 1940 Act) the Trust from and against any losses, claims, damages, expenses (including fees and expenses of counsel) or liabilities (“Damages”) to which Northern, the Trust or such person may become subject in so far as such Damages arise out of the failure of the Service Agent or its employees, agents or Customers to comply with the Service Agent’s obligations under this Agreement. Notwithstanding the foregoing, neither Northern nor the Trust shall be entitled to be indemnified for Damages arising out of its or its agent’s or employee’s gross negligence. The foregoing indemnity agreement shall be in addition to any liability the Service Agent may otherwise have.

7.  The Service Agent shall be deemed to be an independent contractor and not an agent of Northern or the Trust for all purposes hereunder and shall have no authority to act for or represent Northern or the Trust. In addition, no officer or employee of the Service Agent shall be deemed to be an employee or agent of the Trust or Northern, nor will be subject, in any respect, to the supervision of Northern or any affiliate thereof. Neither the Service Agent nor any of its officers, employees or agents are authorized to make any representations concerning the Trust or Premier Shares except those contained in the Trust’s then-current prospectuses and statements of additional information for Premier Shares or in such supplemental literature or advertising as may be authorized by the Trust. The fees payable to the Service Agent pursuant to this Agreement shall not pertain to services or expenses which are primarily intended to result in the sale of Premier Shares.

8.  This Agreement has been approved by vote of a majority of (i) the Board of Trustees and (ii) the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval.

9.  The Declaration of Trust establishing Northern Institutional Funds, dated July 1, 1997, together with all amendments thereto (the “Declaration”), is on file with the Trust. The name “Northern Institutional Funds” refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and the obligations of the Trust or each Portfolio or class thereof are not binding upon any of the Trustees, officers or shareholders individually, but bind only the Trust Property of each Portfolio or class thereof. Only the Premier Shares of each Portfolio shall be responsible for the fees payable hereunder with respect to such Shares.

10.  If any provision of this Agreement shall be held or made invalid by a decision in a judicial or administrative proceeding, statute, rule or otherwise, the enforceability of the remainder of this Agreement will not be impaired thereby. This Agreement shall be governed by the laws of Illinois (except with respect to paragraph 9, which will be governed by the laws of Delaware) and shall be binding upon and inure to the benefit of the Parties hereto and their respective successors.

If the Parties agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to the undersigned at Northern Trust Investments, Inc., 50 South LaSalle, Chicago, IL 60603.

NORTHERN TRUST INVESTMENTS, INC.

Date: ______________________	By:
Authorized Officer

NORTHERN INSTITUTIONAL FUNDS

Date: ______________________	By:
Authorized Officer

Accepted and Agreed to:

THE NORTHERN TRUST COMPANY
(Name of Service Agent)

Date: ______________________	By:
Authorized Officer

Address:

SCHEDULE A

Portfolio

FORM OF SERVICING AGREEMENT FOR

NORTHERN INSTITUTIONAL FUNDS

ADMIN SHARES

Northern Institutional Funds (the “Trust”) is an open-end management investment company that includes various money market investment portfolios (the “Portfolios”). Shares of each Portfolio are divided into separate classes, including the Admin Shares for certain Portfolios (“Admin Shares”).

Northern Trust Investments, Inc. (“Northern”) serves as the investment adviser and administrator, for the Portfolios.

You are a bank, a trust company or other financial institution (the “Service Agent”) with customers who are or may become the beneficial owners of Admin Shares of one or more Portfolios (the “Customers”). You are willing to perform certain services with respect to the Customers investing in the Admin Shares of one or more Portfolios. In addition, you may wish to offer to your Customers an automated cash management sweep program (hereinafter the “Program”) under which funds in the Customers’ accounts over a specified minimum amount will be “swept” (i.e., automatically transmitted) on a daily basis into shares of one or more Portfolios listed on Schedule A attached hereto. Accordingly, the Service Agent and Northern agree as follows:

1.  With respect to Customers who beneficially own Admin Shares, the Service Agent hereby agrees to perform the following administrative support services: (a) establish and maintain individual accounts and records with respect to Admin Shares owned by each Customer; (b) process and issue confirmations concerning Customer orders to purchase, redeem and exchange shares promptly and in accordance with the then-effective prospectus for Admin Shares; (c) receive and transmit funds representing the purchase price or redemption proceeds of Admin Shares; (d) process dividend payments on behalf of Customers; (e) forward to Customers shareholder communications from the Trust (such as proxy statements and proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices); and (f) provide such statistical and other information as may be reasonably requested by the Trust or necessary for the Trust to comply with applicable federal or state laws. With respect to Customers who beneficially own Admin Shares, the Service Agent hereby agrees to perform the following personal and account maintenance services: (a) provide facilities to answer inquiries and respond to correspondence with Customers and other investors about the status of their accounts or about other aspects of the Trust or the applicable Portfolio; (b) assist Customers in completing application forms, selecting dividend and other account options and opening custody accounts with the Service Agents; (c) provide services to Customers intended to facilitate, or improve their understanding of the benefits and risks of, a Portfolio to Customers, including asset allocation and other similar services; (d) act as liaison between Customers and the Trust, including obtaining information from the Trust and assisting the Trust in correcting errors and resolving problems; and (e) perform any similar personal and account maintenance services.

2.1  The Service Agent may establish a Program for its Customers upon such terms and conditions (including the types of accounts eligible to participate in such a Program; the minimum account balances over which funds in such accounts will be swept into Admin Shares; the minimum excess balances in such accounts, if any, which will be swept; and the frequency of sweeps of excess account balances) as the Service Agent shall determine. No Customer account shall be permitted to participate in the Program except upon the execution by the Customer of (a) an account opening agreement, (b) authorization for the Service Agent to effect the sweep of funds in such accounts in accordance with the terms of the Program, and (c) all necessary Trust account application forms.

2.2  The Service Agent will be responsible for providing all electronic data processing facilities as shall be necessary to establish and operate the Program, and for the proper transmission of funds and appropriate instructions to the Trust. The procedures for the purchase and redemption of Admin Shares, including all relevant time and notification requirements, specified in the then-effective prospectus of the Admin Shares, shall govern the purchase and redemption of Admin Shares for the accounts of Service Agent Customers under this Agreement, including the purchase and redemption of Admin Shares pursuant to the Program. The Service Agent will cooperate with, and provide information about its services under their Agreement reasonably requested by the Trust’s chief compliance officer.

2.3  The Service Agent will have exclusive responsibility for establishing and operating the Program for its Customers. The Trust’s responsibilities with respect to the Program shall be limited to the proper handling of “swept” funds properly transmitted by the Service Agent, and the proper implementation of Customer and Service Agent share purchase and redemption instructions. The Service Agent agrees that the Trust and its agents shall have no responsibility or liability to review any purchase or redemption request which is presented by the Service Agent to determine whether such request is genuine or authorized by the Customer of the Service Agent. The Trust and its agents shall be entitled to rely conclusively on any purchase or redemption request communicated by the Service Agent, and shall have no liability whatsoever for any losses, claims or damages to or against the Service Agent or any Customer resulting from a failure of the Service Agent to transmit any such request, or from any errors contained in any request.

2.4  Upon the request of a Portfolio or its authorized agent, Service Agent shall provide any current annual reports on internal controls prepared by an independent auditor pursuant to either Statement for Attestation Engagements No. 16 (SSAE 16) (or any successor provision) or the Financial Intermediary Controls and Compliance Assessment (FICCA), and such other similar or related documents as reasonably requested (collectively, “Audit Documents”). Service Agent acknowledges that the Portfolio may use a third-party vendor to review and assess the contents of the Audit Documents, and, notwithstanding anything herein to the contrary, Service Agent consents to the Portfolio or its authorized agent sharing such Audit Documents with such third-party vendor.

3.  The Service Agent shall furnish such office space, equipment, facilities, computer hardware and software, and personnel as is necessary to perform its duties hereunder. The Service Agent shall bear all costs incurred by it in performing such duties.

4.  (a) In consideration of the services and facilities provided by the Service Agent hereunder, Northern will pay to the Service Agent, and Service Agent will accept as full payment therefore, a fee as outlined in Schedule A of the average daily net asset value of the Admin Shares beneficially owned by the Service Agent’s clients for whom the Service Agent is the dealer of record or holder of record or with whom the Service Agent has a servicing relationship (the “Customers’ Shares”), which fee will be computed daily and payable monthly. For purposes of determining the fees payable under this Section 4, the average daily net asset value of the Customers’ Shares will be computed in the manner specified in the Portfolio’s registration statement (as the same as in effect from time to time) in connection with the computation of the net asset value of Customers’ Shares for purposes of purchases and redemptions. The fee rate stated in Schedule A may be prospectively increased or decreased by a Portfolio and Northern, in their sole discretion, at any time upon notice to Service Agent. Further, a Portfolio and Northern may, in their discretion and without notice, suspend or withdraw the sale of a Portfolio’s Admin Shares, including the sale of Admin Shares to the Service Agent for the account of any Customer or Customers. All fees payable by a Portfolio under this Agreement with respect to the Portfolio’s Admin Shares shall be borne by, and be payable entirely out of the assets allocable to, said Admin Shares of the Portfolio; and no other class of shares of the Portfolio or any other Portfolio offered by the Trust shall be responsible for such fees.

As between a Portfolio and Northern, the Portfolio’s responsibility for the payment of the foregoing fees shall not exceed the annual rate of the average daily net asset value of the Customer Shares invested in such Portfolio’s Admin share class as permitted in the Portfolio’s prospectus and Northern shall pay the remainder of such fees. Payment of fees as compensation for any activity or service provided pursuant to this Agreement shall not duplicate payments for the same activity or service under any other agreement applicable to a Portfolio or a Portfolio’s Admin Shares class. Service Agent hereby warrants and agrees that the fees received under this Agreement paid by a Portfolio are not for services related to distribution of the Portfolios and will not be used to finance any activity that is primarily intended to result in the sale of Portfolio shares within the meaning of Rule 12b-1 under the Investment Company Act of 1940.

Subject to the provisions of Section 8 (Privacy and Confidential Information), Service Agent agrees to disclose the compensation received under this Agreement, together with any other compensation received in connection with Customers’ investments in Admin Shares of the Portfolios, to the Customers as required by applicable law or to the extent it deems appropriate to ensure that Customers fully understand all such compensation and any conflicts of interest related to Service Agent’s receipt of such compensation. Service Agent agrees to provide Northern with copies of any such disclosure of compensation received under this Agreement to Customers.

(b) Northern shall calculate this fee at the end of each calendar month and shall forward a statement to Service Agent. Such a statement at a minimum shall designate the Portfolios in which assets are held and shall identify: (1) the account number(s), if applicable; (2) the average daily net asset value of the Admin Shares class of the Portfolio which are owned beneficially by Customer through Service Agent on which the fee is paid; and (3)

the amount of the fee. Northern shall pay all undisputed statements, within thirty (30) days at the end of each calendar month. Service Agent agrees, upon Northern’s reasonable request, to make available written documentation supporting Northern’s statement, including information to confirm the average daily net asset value of the Admin Shares class of the Portfolio which are owned beneficially by Customers through Service Agent on which the fee is paid.

(c) Northern shall not be obligated to pay statements or fee amounts disputed in good faith. Northern may pay undisputed amounts on incorrect statements and such payment shall not affect its rights to challenge disputed amounts. In the event of a good faith dispute, Northern may withhold the disputed amount while the parties attempt to resolve the dispute and Northern’s actions shall not constitute a breach of this Agreement, be grounds for Service Agent to suspend its obligations under this Agreement or be cause to charge Northern for any interest, late fees or attorney’s fees, regardless of how the dispute is resolved. Once the dispute has been resolved Northern shall pay the agreed upon fees in a corrected statement.

5.1  In effecting the purchase or redemption of Admin Shares in accordance with the provisions of the Program or otherwise, the Service Agent represents as follows: (a) it shall act solely as agent or fiduciary for the account of its Customer; (b) each purchase or redemption of Admin Shares on behalf of its Customer shall be initiated solely upon the instruction and order of the Customer or pursuant to the Service Agent’s proper exercise of investment discretion; and (c) the Customer will have full beneficial ownership of any Admin Shares purchased upon its authorization and order. Under no circumstances will the Service Agent make any oral or written representations to the contrary.

5.2  In performing its duties hereunder, the Service Agent will act in conformity with the then-effective prospectuses and statements of additional information of the Admin Shares for the Portfolios, the Investment Company Act of 1940 (the “1940 Act”) and all other applicable federal and state banking, securities and other laws, regulations and rulings and the constitution, by-laws, and rules of any applicable self-regulatory organization. Neither Service Agent nor any of its officers, employees or agents may make any statement or representation regarding any Portfolio or its affiliates that are inconsistent with those contained in each Portfolio’s then-current prospectus and statement of additional information including any supplements thereto (collectively, “Prospectus”), shareholder reports and sales literature. The Service Agent will assume sole responsibility for its compliance with applicable federal and state laws and regulations, and shall rely exclusively upon its own determination, or that of its legal advisers, that the performance of its duties hereunder complies with such laws and regulations. Under no circumstances shall the Trust, Northern or any of their affiliates be held responsible or liable in any respect for any statements or representations made by them or their legal advisers to the Service Agent or any Customer of the Service Agent concerning the applicability of any federal or state laws or regulations to the activities described herein. The Service Agent shall perform its duties hereunder in a manner consistent with the customs and practices of other financial institutions that provide similar services.

5.3  Representations and Warranties. The Service Agent represents and warrants that:

(a)  (1) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and that its execution of this Agreement and provision of services hereunder has been duly authorized and will not violate (i) its charter documents or by-laws, (ii) any laws, rules or regulations, or (iii) any other agreement to which it is a party; (2) it has the full power and authority to enter into this Agreement and perform all of its obligations hereunder; (3) this Agreement has been duly executed and delivered; (4) the performance of its obligations shall not conflict with any applicable material provision of its organizational documents; and (5) the performance of its obligations shall not contravene any applicable law;

(b) In performing its duties hereunder, the Service Agent will act in conformity with the Prospectuses of the Admin Shares for the Portfolios, the 1940 Act and all other applicable federal and state banking, securities and other laws, regulations and rulings and the constitution, by-laws, and rules of any applicable self-regulatory organization (collectively, “Applicable Law”), and such other reasonable procedures and instructions as Northern and the Portfolio’s transfer agent or its designee may communicate to Service Agent from time to time. The Service Agent will assume sole responsibility for its compliance with applicable federal and state laws and regulations, and shall rely exclusively upon its own determination, or that of its legal advisers, that the performance of its duties hereunder complies with such laws and regulations. Under no circumstances shall the Portfolios, Northern or any of their affiliates be held responsible or liable in any respect for any statements or representations made by Northern or their legal advisers to the Service Agent or any Customer of the Service Agent concerning the applicability of any federal or state laws or regulations to the activities described herein. The Service Agent shall perform its duties hereunder in a manner consistent with the customs and practices of other financial institutions that provide similar services

(c)	it will not engage in activities pursuant to this Agreement which constitute acting as a broker or dealer under state law unless it has obtained the licenses required by such law;

(d)

it will keep confidential any information acquired as a result of this Agreement regarding the business and affairs of the Trust and Northern, which requirements shall survive the term of this Agreement;

(e)

it has adequate policies and procedures in place to prevent violations of law (including rules 22c-1 and 22c-2 under the 1940 Act) and the requirements of the Trust’s then effective prospectuses and statements of additional information related to timely order-taking and market timing activity. If shares of the Portfolios will be held via an omnibus account, the Service Agent represents that it will be responsible for the collection and payment to the Trust of any redemption fees, based upon the terms outlined in the Trust’s then effective prospectuses and statements of additional information, subject to any exclusions provided therein; and

(f)

its Customers who own Admin Shares of one or more of the Portfolios will be “U.S. persons” and any offering or other solicitation activities in which it engages will be conducted solely within the “United States,” in each case as defined in Rule 902 promulgated under the Securities Act of 1933, as amended (the “1933 Act”), and it will receive and maintain duly executed and completed Internal Revenue Service Form W-9’s for each Customer and will update such Form W-9’s as may be required by law.

(g)

Service Agent shall notify Northern promptly in the event of (i) material changes of ownership and/or executive management of the Service Agent’s organization; (ii) Service Agent’s expulsion or suspension from FINRA, its disqualification under the MSRB Rules, or it becoming subject to any enforcement action by the SEC, IRS, FINRA, MSRB or other self-regulatory organization arising out of or in connection with this Agreement; or (iii) Service Agent’s violation of any applicable federal or state law, rule, or regulation, including, but not limited to, those of the SEC, FINRA, MSRB or other self-regulatory organization, arising out of or in connection with this Agreement, or which may otherwise affect in any material way Service Agent’s ability to act in accordance with the terms of this Agreement, and Service Agent agrees to promptly provide Northern with such information and documentation thereon as Northern may reasonably request;

(h)

If, at any time during the term of this Agreement, the Service Agent discovers any fact or omission, or any event or change of circumstances has occurred, which would make any of its representations and warranties in this Agreement inaccurate or incomplete in any material respect, the Service Agent will provide prompt written notification to Northern of such fact, omission, event, or change of circumstance, and the facts related thereto. The Service Agent agrees that it will provide prompt notice to Northern in the event that: (i) the Service Agent makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, or is otherwise adjudged bankrupt or insolvent by a court of competent jurisdiction; (ii) a material event occurs with respect to the Service Agent that could reasonably be expected to adversely impact the Service Agent’s ability to perform its duties under this Agreement; or (iii) a material event occurs with respect to the Service Agent that could reasonably be expected to result in significant reputational damage to Service Agent, Northern or the Portfolios;

5.4   With respect to the purchase, redemption or exchange of Admin Shares for Customer accounts with respect to which the Service Agent is a fiduciary under state or federal trust or comparable fiduciary requirements, or, in the case of any such accounts which are subject to the Employee Retirement Income Security Act of 1974, as amended, the Service Agent is a fiduciary or party in interest, the Service Agent represents that the purchase, redemption or exchange of Admin Shares, and the Service Agent’s receipt of the relevant fee described in paragraph 4 hereof, is permissible under all such applicable requirements and complies with any restrictions, limitations or procedures under such requirements.

5.5  The Service Agent agrees to comply with applicable laws, regulations, orders and self-regulatory organization rules and guidance governing the detection, prevention and reporting of money laundering and terrorist financing activities, including, but not limited to: (1) provisions of the USA PATRIOT Act of 2001 and regulations and orders thereunder; (2) provisions of the Bank Secrecy Act and regulations thereunder; (3) relevant rules and regulations promulgated by the Office of Foreign Assets Control; (4) relevant rules and guidance of the Financial Industry Regulatory Authority, Inc.; and (5) all recordkeeping, reporting and auditing requirements of these laws, regulations, rules and orders.

5.6  Shareholder Information (Rule 22c-2)

(a)  Agreement to Provide Information. With respect to any accounts with the Trust maintained by the Service Agent, the Service Agent agrees to provide to the Trust, upon the Trust’s written request or the written request of the Trust’s designated agent (“agent”) (or the Trust’s or its agent’s authorized affiliates), the Taxpayer Identification Number (“TIN”), Individual/International Taxpayer Identification Number (“ITIN”) or other government-issued identifier (“GII”), if known, of any or all holders of shares of the Portfolios (“Shareholders”) of the account and the amount, date, name or other identifier of any investment professional(s) associated with the Shareholders) or account (if known), and the amount, date, transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of shares held through the account during the period covered by the request.

Period Covered by Request. Requests will set forth a specific period for which transaction information is sought, which generally will not exceed ninety (90) days (or any three (3) month period, as applicable) of transaction information. The Trust or its agent may request transaction information older than ninety (90) days from the date of the request as it deems necessary to investigate compliance with policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Trust.

Form and Timing of Response. The Service Agent agrees to provide, promptly upon the request of the Trust or its agent, the requested information specified in paragraph 5.6. If requested by the Trust or its agent, the Service Agent agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in paragraph 5.6(a) is itself a financial intermediary (“Indirect Intermediary”) and, upon further request of the Trust or its agent, promptly either (x) provide (or arrange to have provided) the information set forth herein for those Shareholders who hold an account with an Indirect Intermediary or (y) restrict or prohibit the Indirect Intermediary from purchasing, in nominee name on behalf of other persons, shares issued by the Trust. The Service Agent additionally agrees to inform the Trust or its agent whether it plans to perform the duties set forth in sub-paragraphs (x) or (y) of this paragraph. Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the Trust should be consistent with the NSCC Standardized Data Reporting Format or another industry standardized data reporting format.

Limitations on Use of Information. The Trust agrees, on its own behalf and on behalf of its affiliates, not to use the information received pursuant to paragraph 5.6(a) for marketing or any other similar purpose without the Service Agent’s prior written consent.

Agreement to Restrict Trading. The Service Agent agrees to execute written instructions from the Trust or its agent to restrict or prohibit further purchases or exchanges of shares by a Shareholder that has been identified by the Trust or its agent as having engaged in transactions in shares (directly or indirectly through an account with the Service Agent) that violate policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Trust.

Form of Instructions. Instructions to restrict trading must include the Shareholder(s)’ TIN, ITIN or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN or GII is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

Timing of Response. The Service Agent agrees to execute instructions as soon as reasonably practicable, but not later than five (5) business days after its receipt of the instructions by the Service Organization.

Confirmation. The Service Agent agrees to provide written confirmation to the Trust or its agent that instructions have been executed. The Service Agent agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

5.7   Use of Names. Except as otherwise expressly provided for in this Agreement, Service Agent shall not use any trademark, trade name, service name, service mark or logo of Northern, the Portfolios, or their affiliates, or any variation of any such trademarks, trade names, service marks, or logos, without the prior written consent of the party whose trademark, trade name, service mark or logo the Service Agent proposes to use.

6.1  This Agreement shall become effective on the date hereof and, unless sooner terminated, shall continue in effect until the December 1 of the next year following the year in which this Agreement becomes effective, and thereafter shall continue automatically for successive annual periods ending on December 1, provided that it is approved annually by a vote of a majority of the Trustees of the Trust, including a majority of those Trustees who are not “interested persons” of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of the Service Plan for the Service Class, the Premier Class, and the Admin Class, this Agreement or any related agreements (the “Independent Trustees”) cast at a meeting called for the purpose of voting on this Agreement. This Agreement may be terminated at any time, without penalty, by Northern (including by vote of a majority of the Independent Trustees) or by Service Agent upon notice to the other party. All material amendments to this Agreement must be in writing and must be approved by the Independent Trustees in the manner described above for continuing this Agreement. Any notice furnished hereunder shall be in writing and shall be mailed or delivered to the other party at its address set forth below.

6.2  The Service Agent agrees to indemnify Northern and the Trust and each person who controls (as defined in Section 2(a)(9) of the 1940 Act) the Trust and their affiliates and their respective directors, officers, employees and agents (collectively, the “Indemnified Parties”) from and against any losses, claims, damages, expenses (including fees and expenses of legal counsel) or liabilities (“Damages”) to which the Indemnified Parties may become subject in so far as such Damages arise out of the failure of the Service Agent or its employees, agents or Customers to comply with the Service Agent’s obligations under this Agreement, including any breach by the Service Agent of any of its representations, warranties or covenants in this Agreement. Notwithstanding the foregoing, neither Northern nor the Trust shall be entitled to be indemnified for Damages arising out of its or its agent’s or employee’s gross negligence. The foregoing indemnity agreement shall be in addition to any liability the Service Agent may otherwise have.

7.  The Service Agent shall be deemed to be an independent contractor and not an agent of Northern or the Trust for all purposes hereunder and shall have no authority to act for or represent Northern or the Trust. In addition, no officer or employee of the Service Agent shall be deemed to be an employee or agent of the Trust or Northern, nor will be subject, in any respect, to the supervision of Northern or any affiliate thereof. Neither the Service Agent nor any of its officers, employees or agents are authorized to make any representations concerning the Trust or Admin Shares except those contained in the Trust’s then-current prospectuses and statements of additional information for Admin Shares or in such supplemental literature or advertising as may be authorized by the Trust. The fees paid by a Portfolio to the Service Agent pursuant to this Agreement shall not pertain to services or expenses which are primarily intended to result in the sale of Admin Shares.

8. Privacy and Confidential Information.

(a)

Confidential Information means this Agreement and all proprietary information, data, trade secrets, business information and other information of any kind which (i) a party (Discloser) discloses to the other party (Recipient) or to which Recipient obtains access in connection with this Agreement and (ii) relates (A) to the Discloser, (B) regardless of the Discloser, to Northern, including its affiliates, and the Portfolios, or (C) to third-party suppliers or licensors who have made confidential or proprietary information available.

(b)

The Recipient shall not disclose or use Confidential Information other than in the course of ordinary business to carry out the purpose for which the Confidential Information was provided to the Recipient. The Recipient also shall not disclose Confidential Information on other than a “need to know” basis and then to: (i) Recipient’s employees officers, or agents; (ii) affiliates of Recipient provided they shall be restricted in use and redisclosure to the same extent as Recipient; or (iii) carefully selected subcontractors that have entered into confidentiality agreements no less restrictive than the terms of this Agreement; or pursuant to the exceptions set forth in 15 U.S.C. § 6802(e) and associated regulations. Prior to any disclosure of Confidential Information as required by law, the Recipient shall (i) notify the Discloser of any actual or threatened legal compulsion of disclosure and any actual legal obligation of disclosure immediately upon becoming so obligated and (ii) cooperate with the Discloser’s reasonable, lawful efforts to resist, limit or delay disclosure. Nothing in this Section 8 shall require any notice or other action by the parties or their respective affiliates in connection with requests or demands for Confidential Information by applicable regulators.

(c)

These confidentiality obligations do not apply to information which: (i) Recipient already rightfully possesses when disclosed by Discloser; (ii) Recipient independently develops; (iii) becomes publicly known other than by breach of this Section 8; or (iv) Recipient rightfully receives from a third party without the obligation of confidentiality.

(d)

Service Agent acknowledges that Northern, including its affiliates, and the Portfolios must comply with the information security standards of the Gramm-Leach-Bliley Act (15 U.S.C. §§ 6801, 6805(b)(1)) and the regulations promulgated thereunder and with the other statutory and regulatory requirements, as well as Northern’s internal information security program. Service Agent will reasonably assist Northern in complying and conforming with Northern’s information protection policies. Northern will inform Service Agent of its requirements in this regard. On becoming aware of a data breach impacting data processed under this Agreement, the Service Agent will promptly notify Northern within such time period as required by applicable law and will take such reasonable commercial steps as are directed by the Northern to assist in the investigation, mitigation and remediation of such data breach.

(e)

Recipient acknowledges that all Confidential Information of Discloser is considered proprietary and strictly confidential. The obligations of each party set forth in this Section shall survive the termination of this Agreement.

9.	(a) This Agreement embodies the entire agreement and understanding among the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

(b)  Any conflict or inconsistency between the terms in this Agreement and any subsequent amendments hereunder shall be resolved in favor of the Agreement unless such amendment expressly states that it constitutes an amendment to this Agreement.

(c)  Service Agent shall not assign this Agreement (or any rights or obligations hereunder) without the prior written consent of Northern. Any assignment or attempted assignment contrary to this Section shall be null and void. This

Agreement shall be binding upon the successors, legal representatives and permitted assigns of the parties. Any merger, sale or other change in ownership of a majority of the voting stock of Service Agent or other combination by operation of law with respect to Service Agent constitutes an assignment requiring consent.

10.  This Agreement has been approved by vote of a majority of (i) the Board of Trustees and (ii) the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval.

11.  The Declaration of Trust establishing Northern Institutional Funds, dated July 1, 1997, together with all amendments thereto (the “Declaration”), is on file with the Trust. The name “Northern Institutional Funds” refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and the obligations of the Trust or a Portfolio or class thereof are not binding upon any of the Trustees, officers or shareholders individually, but bind only the Trust Property of the applicable Portfolio or class thereof. Only the Admin Shares of a particular Portfolio shall be responsible for the fees payable hereunder with respect to such Shares.

12.  (a) If any provision of this Agreement shall be held or made invalid by a decision in a judicial or administrative proceeding, statute, rule or otherwise, the enforceability of the remainder of this Agreement will not be impaired thereby. This Agreement shall be governed by and construed in accordance with the applicable substantive laws of State of Illinois, without giving effect to its conflicts of law rules (except with respect to paragraph11, which will be governed by the laws of Delaware) and shall be binding upon and inure to the benefit of the parties hereto and their respective successors.

(b) Subject to the terms of Section 13 (“Arbitration; Waiver of Jury Trial”), each party irrevocably agrees that any legal action, suit or proceeding brought by it in a court in any way arising out of this Agreement shall be brought solely and exclusively in, and shall be subject to the services of process and other applicable rules of, the state courts of Cook County, Illinois or the Federal courts for the Northern District of Illinois and each party irrevocably submits to the sole and exclusive personal jurisdiction of the courts in Illinois generally and unconditionally, with respect to any action, suit or proceeding brought by it or against it by the other party. Notwithstanding the foregoing, claims for equitable relief may be brought in any court with proper jurisdiction within the United States.

13. ARBITRATION; WAIVER OF JURY TRIAL

If the parties are not successful in resolving a dispute as described above, then the dispute shall be submitted to binding arbitration before a single arbitrator under the arbitration rules and procedures of JAMS and administered and conducted in Chicago, IL. If a rule or procedure of JAMS conflicts with any terms of this Section 13, the terms of this Section shall prevail. Each party shall bear its own costs and attorney’s fees. All costs and expenses of JAMS shall be split evenly between the Parties. The findings, reasoning and decision of the arbitrator shall be in writing. A judgment upon the arbitration award may be entered in any court having jurisdiction.

IN THE EVENT THAT A DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE AGREEMENT IS NOT SUBMITTED TO BINDING ARBITRATION, AND INSTEAD AN ACTION IS BROUGHT IN COURT, BOTH PARTIES EXPRESSLY ACKNOWLEDGE AND AGREE THAT THEY HEREBY WAIVE AND RELINQUISH THEIR (AND THEIR AFFILIATES’) RESPECTIVE RIGHT TO A TRIAL BY JURY ON ANY AND ALL ISSUES.

14. Notices. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by electronic transmission, express delivery or registered or certified mail, postage prepaid, return receipt requested, to the party or parties to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties.

To Service Agent:

Attn:

(___)___-____(phone number)

(___)___-____(facsimile number)

To Northern:

Northern Trust Investments, Inc.

Attention:

50 South LaSalle Street

Chicago, IL 60603

With copies to:

The Northern Trust Company

Attention: Legal Department- Asset Management

50 South LaSalle Street

Chicago, IL 60603

If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to the undersigned at Northern Trust Investments, Inc., 50 South LaSalle, Chicago, IL 60603.

Very truly yours,

NORTHERN TRUST INVESTMENTS, INC.

Date: ______________________	By:
Authorized Officer

Accepted and Agreed to:

NORTHERN INSTIUTIONAL FUNDS

Date: ______________________	By:
Authorized Officer

Accepted and Agreed to:

(Name of Service Agent)

[SERVICE AGENT]

Date: ______________________	By:
Authorized Officer

Address:

SCHEDULE A

Portfolio